Exhibit 15.1

Ernst & Young Associates LLP Golfview Corporate Tower- B Sector -42, Sector Road 1 Gurugram – 122 002 Haryana, India	Tel: +91 124 443 4000 ey.com/en_in

August 1, 2022

Dhruv Shringi

Chief Executive Officer

Dear Dhruv:

Enclosed is a manually signed copy of our consent on the Annual Report (Form 20-F) of Yatra Online, Inc. Please retain this letter and the enclosure in your files as evidence of our authorization to include the attached consent in your registration statement filed with the Securities and Exchange Commission.

If you have any questions regarding the form or use of this report, please call me.

Very truly yours,

Engagement Partner

Ernst & Young Associates LLP, a limited liability partnership with LLP identity No. AAB - 4321

Regd. Office : 6th Floor, Worldmark - 1, Asset Area 11, Hospitality District, Indira Gandhi International Airport, New Delhi - 110037, India.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock option and Incentive Plan of Yatra Online, Inc.;

2)	Registration Statement (Form F-3 No. 333-224661) pertaining to registration of securities under the Securities Act of 1933 (the “Securities Act”) of Yatra Online, Inc. and

3)	Registration Statement (Form F3 No. 333-256442) as amended pertaining to registration of securities under the Securities Act of Yatra Online, Inc.

of our reports dated August 1, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Yatra Online, Inc., included in this Annual Report (Form 20-F) for the year ended March 31, 2022.

/s/ Ernst & Young Associates LLP

Gurugram, India

August 1, 2022